UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2004

                             STAAR SURGICAL COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                       0-11634                95-3797439
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1911 Walker Avenue, Monrovia, California                   91016
(Address of principal executive offices)                 (Zip Code)

                                 (626) 303-7902
              (Registrant's telephone number, including area code)


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Item 9. Regulation FD Disclosure

      On July 28, 2004, the U.S. Food and Drug Administration (FDA) commenced a re-audit of the Company's Monrovia, California manufacturing facility. The audit has continued since that date. On Friday, August 13, 2004, the Company was notified by the FDA audit team that, due to scheduling conflicts, the audit would be partially interrupted over the next two weeks and, accordingly, would not be concluded until later than anticipated. At this time, no definitive date has been provided by the FDA for completion of the audit. The Company is committed to working closely with the FDA in a constructive manner and to returning to compliance with the FDA guidelines.

      The information in this Current Report on Form 8-K will not be treated as "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 9 of this Current Report.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        STAAR SURGICAL COMPANY


Date: August 16, 2004                   By: /s/ John Bily
                                            --------------------------
                                            John Bily,
                                            Chief Financial Officer


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